Exhibit 99.2

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made this 25th day of September, 2007 (the “Effective Date”), by and between Kan Am Grund Kapitalanlagegesellschaft mbH, a German limited liability company (“Purchaser”), for the benefit of Kan Am grundivest Fonds (the “Fund”), a German open-end real estate fund sponsored by Purchaser,  and Inland Western Minneapolis 3rd Avenue, L.L.C., a Delaware limited liability company, as owner of the Minneapolis Property, Inland Western Phoenix 31st Avenue, L.L.C., a Delaware limited liability company, as owner of the Phoenix Property, Inland Western Plantation Express, L.L.C., a Delaware limited liability company, as owner of the Ft. Lauderdale Property, and Inland Western Markham Limited Partnership, a limited partnership formed under the laws of Ontario, Canada, as owner of the Markham Property (each a “Seller” and collectively, the “Sellers”).

1.                                       Offer/Acceptance.  For and in consideration of the premises, and of the mutual covenants and agreements herein contained and for the Purchase Price set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser hereby agrees to purchase from Sellers, and Sellers hereby agree to sell to Purchaser, according to the terms contained herein, the following:

(a)                                  any and all of Seller’s right, title and interest in and to those certain parcels of land located at 1001 North 3rd Avenue, Minneapolis, MN, United States; 777 American Express Way, Ft. Lauderdale, FL, United States; 20022 North 31st Avenue, Phoenix, AZ, United States; and 101 McNabb St., Markham, ON, Canada, all as more particularly described respectively on Exhibits A-1 through A-4 attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys, easements or rights-of-way (the property described in this clause (a) of this Section 1 being herein referred to collectively as the “Land”);

(b)                                 the buildings, structures, fixtures, support systems, surface parking lots, parking streets and garages and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in this clause (b) of this Section 1 being herein referred to collectively as the “Improvements”);

(c)                                  any and all of Seller’s right, title and interest, if any, in and to all tangible personal property located upon the Land or within the Improvements, if any, located on and used exclusively in connection with the operation of the Land and the Improvements (the property described in this clause (c) of this Section 1 being herein referred to collectively as the “Personal Property”);

(d)                                 any and all of Seller’s right, title and interest in and to the leases, covering all or any portion of the Land and Improvements (the property described in this clause (d) of this Section 1 being herein referred to collectively as the “Leases”), together with all sums due and payable thereunder, including, without limitation, base rent and any recoverables; and

(e)                                  any and all of Seller’s right, title and interest, in and to (i) all assignable existing warranties and guaranties (express or implied) issued to or held by Seller in connection with the Improvements or the Personal Property, if any, and (ii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, if any (the property described in this clause (e) of this Section 1 being sometimes herein referred to collectively as the “Intangibles”).

The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”  Any particular portion of the Property comprising a separate office project is referred to generically as a “Project,” and the individual Projects may sometimes be referred to herein by their identifying locations as the “Minneapolis Project;” the “Ft. Lauderdale Project;” the “Phoenix Project;”; and the “Markham Project.”

2.                                       Purchase Price.  The purchase price for the Property (the “Purchase Price”) is TWO HUNDRED SEVENTY-THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 U.S. Dollars ($273,500,000.00).

(a)                                  The Purchase Price shall be allocated among the Projects in the following manner:

(i)                                     The Purchase Price for the Minneapolis Project is NINETY-FIVE MILLION TWO HUNDRED SIXTEEN THOUSAND AND 00/100 U.S. Dollars ($95,216,000.00).

(ii)                                  The Purchase Price for the Ft. Lauderdale Project is SEVENTY-THREE MILLION AND 00/100 U.S. Dollars ($73,000,000.00).

(iii)                               The Purchase Price for the Phoenix Project is SIXTY-THREE MILLION TWENTY-FIVE THOUSAND AND 00/100 U.S. Dollars ($63,025,000.00).

(iv)                              The Purchase Price for the Markham Project is FORTY-TWO MILLION TWO HUNDRED FIFTY-NINE THOUSAND AND 00/100 Dollars ($42,259,000.00).

(b)                                 The Purchase Price is to be paid by Purchaser in the following manner:

(i)                                     TWO MILLION AND 00/100 U.S. Dollars ($2,000,000.00) by certified check or wire transfer in immediately available funds, as earnest money (the “First Deposit”), to be deposited not later than two (2) business days following the execution of this Agreement with Chicago Title Insurance Company, Division II Escrow, 171 N. Clark Street, Chicago, Illinois 60601, Attn: Nancy Castro (the “Closing Agent”). The Closing Agent shall hold the Deposit (as hereinafter defined) in escrow in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement.

(ii)                                  FIVE MILLION AND 00/100 U.S. Dollars ($5,000,000.00) by certified check or wire transfer in immediately available funds, as earnest money (“Second Deposit”), to be deposited with the Closing Agent in escrow on or before the expiration of the Examination Period (as hereinafter defined). The failure of Purchaser to make the First Deposit and the Second Deposit, as and when required, shall be deemed an immediate termination of this Agreement. Following the deposit of the Second Deposit, the term “Deposit” as hereinafter used shall include both the First Deposit and the Second Deposit.  The Deposit shall be distributed in accordance with the terms of this Agreement, and any and all interest accrued on the Deposit shall be disbursed to the payee of the Deposit.  Seller and Purchaser agree that the duties of the Closing Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Closing Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Closing Agent’s willful misconduct or gross negligence.  In the event that Closing Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Closing Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Closing Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit, until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Closing Agent may interplead the Deposit in accordance with the laws of the State of Illinois.  Closing Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.  Notwithstanding anything to the contrary herein, in the event that this Agreement is terminated prior to Closing pursuant to Purchaser’s rights hereunder, including, without limitation, Purchaser’s rights, if any, provided in Sections 5(a), 9, 10, 14, 15 and 29 hereof, then upon such termination, the Deposit shall be refunded to Purchaser.

(iii)                               The net amount payable pursuant to this Section 2, which shall be disbursed to Sellers on the Date of Closing, shall be (A) the Purchase Price, plus or minus (B) any prorations or other adjustments calculated pursuant to Section 8 hereof, less (C) (I) the Deposit and (II) the balance on the Date of Closing of the Mortgages (as hereinafter defined) encumbering the Projects, as described below (unless one or more such Mortgages are paid off or defeased pursuant to Section 32(a), in which event the Purchase Price shall be adjusted for such payoff or defeasance as described in said Section 32(a)).  The Purchase Price, as adjusted pursuant to this Section 2(b)(iii), shall be paid by wire transfer to Closing Agent in immediately available funds on or before the Date of Closing, which shall be the later of: (i) fifteen (15) business days immediately following the expiration of the Examination Period as it may have been extended, or (ii) fifteen (15) business days immediately following the passage of the last Consent Period Expiration Date (as hereinafter defined) under the four (4) Mortgages as set forth in Section 32 hereof (the “Date of Closing”); provided, however, in no event shall the Date of Closing occur after November 29, 2007 (“Drop Dead Close Date”).  In no event shall any extension of the Date of Closing provided or permitted pursuant to the terms of this Agreement, including, without limitation, under Sections 10(b) and 11(c) hereof, cause the Date of Closing to extend beyond the Drop Dead Close Date, and any such exercised extension periods that would otherwise cause the Date of Closing to extend beyond the Drop Dead Close Date shall be deemed only to extend the Date of Closing to the Drop Dead Close Date.  The consummation of the transactions contemplated hereby (the “Closing”) shall occur through an escrow administered by the Closing Agent through its office located at 171 N. Clark Street, Chicago, Illinois 60601, Attn: Nancy Castro.

(iv)                              As of August 31, 2007, the approximate total outstanding principal balance of the loans (each, a “Loan”; and collectively, the “Loans”) secured by the Mortgages (as hereinafter defined) encumbering the respective Projects is ONE HUNDRED FIFTY MILLION FOUR HUNDRED SIXTY THOUSAND AND 00/100 U.S. DOLLARS ($150,460,000.00), allocated as follows:

(A)                              The principal balance of the Loan for the Minneapolis Project is FIFTY SIX MILLION FIFTY THOUDAND AND AND 00/100 U.S. Dollars ($56,050,000.00).

(B)                                The principal balance of the Loan for the Ft. Lauderdale Project is THIRTY SEVEN MILLION ONE HUNDRED SEVENTY THOUSAND AND 00/100 U.S. Dollars ($37,170,000.00).

(C)                                The principal balance of the Loan for the Phoenix Project is THIRTY ONE MILLION EIGHT HUNDRED SIXTY THOUSAND AND 00/100 U.S. Dollars ($31,860,000.00).

(D)                               The principal balance of the Loan for the Markham Project is TWENTY FIVE MILLION THREE HUNDRED EIGHTY THOUSAND AND 00/100 U.S. Dollars ($25,380,000.00).

On the Date of Closing, subject to the provisions of Section 32 hereof, Purchaser shall purchase the Projects subject to the respective liens of the existing non-recourse first mortgages securing the Loans (each individually, a “Mortgage;” and collectively, the “Mortgages”) serviced by Bank of America, N.A. (“Lender”).  The principal balance of the Loans shall be adjusted at the Date of Closing, so that the amount of the reduction of the principal balance of the Loans between the date hereof and the Date of Closing shall increase the cash payment payable at the Date of Closing pursuant to paragraph 2(b)(iii).  Notwithstanding the foregoing, in the event that Purchaser and Lender cannot mutually agree upon the terms of the Loan assumption with respect any one or more of the Projects as provided in Section 32 hereof, then Purchaser shall have the option, at its cost and expense, to pay off or cause to be defeased, as appropriate and as permitted by the Loan documents, the Loans on those Projects, and in such event, the net Purchase Price paid to Sellers shall be reduced by the principal balances of the Loans for said Projects as of the Date of Closing, but shall not be reduced by the amount of any other related costs or expenses incurred by Purchaser in connection with such pay offs or defeasances.

(v)                                 Sellers and Purchaser acknowledge and agree that One Hundred Dollars ($100.00) of the Deposit shall be paid to Seller if this Agreement is terminated for any reason (the “Independent Contract Consideration”), in addition to any other rights Sellers may have hereunder, and such Independent Contract Consideration shall be nonrefundable to Purchaser under all circumstances.  Sellers and Purchaser acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Sellers’ execution and delivery of this Agreement.  At Closing, the Independent Contract Consideration shall be applied to the Purchase Price.

3.                                       Title.  Subject to performance by Purchaser of all its obligations hereunder, each Seller agrees to execute and deliver at closing a special or limited warranty deed conveying fee simple title to its respective Project, subject only to the following exceptions (“Permitted Exceptions”):

(a)                                  Building, zoning and subdivision laws, ordinances, state and federal regulations, which do not interfere with present uses and improvements and not violated;

(b)                                 Covenants, conditions, restrictions and declarations filed in the public real estate records as of the Effective Date that do not interfere with present uses and improvements, and which covenants, conditions, restrictions and declarations have not been violated;

(c)                                  Utility and drainage easements, of record, which do not interfere with the present uses and improvements;

(d)                                 The lien of real estate taxes which are not yet due and payable;

(e)                                  Rights of American Express Financial Corporation, American Express Travel Related Service Company, Inc. or AMEX Canada Inc. (each individually, a

“Tenant;” and collectively, the “Tenants”) and their successors and assigns under the Lease or Leases affecting the respective Project;

(f)                                    Any title exceptions caused by the acts of Purchaser;

(g)                                 Items set forth on the Surveys to the extent title coverage is not available; and

(h)                                 The Mortgage encumbering the respective Project; provided, however, in the event that Purchaser elects to pay off or defease the Loan affecting a Project as provided in Section 2(b)(iv) above, then the Mortgage encumbering that Project shall not be a Permitted Exception and shall be considered a Monetary Objection (as hereinafter defined).

4.                                       Taxes and Special Assessments.   Tenants are responsible for payment of all real estate taxes and special assessments under the terms and provisions of the Leases.  Therefore, at the Date of Closing there shall be no payment due with respect to, and no proration of any amount for real estate taxes relating to the Property, and there shall be no payment due with respect to, and no proration of any special assessments levied or pending with respect to any Project which are not yet due and payable.

5.                                       Conditions to Closing.

(a)                                  Conditions Precedent to the Obligations of the Purchaser.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement with respect to each Project shall be subject to the fulfillment on or before the Date of Closing of all of the following conditions with respect to said Project, any or all of which may be waived by Purchaser in its sole discretion:

(1)                                  The appropriate Seller shall have delivered or caused to be delivered to Purchaser, or Purchaser shall have received, all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Sections 6, 13 and 32(a) hereof;

(2)                                  All of the representations and warranties of the appropriate Seller contained in this Agreement shall be true and correct in all material respects as of the Date of Closing, subject to the provisions of Section 6(g) hereof;

(3)                                  The appropriate Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by such Seller as of the Date of Closing;

(4)                                  The appropriate Seller shall have delivered a written statement from each Tenant at the Project, waiving such Tenant’s rights of first refusal to purchase the Project as may be provided under its Lease at such Project, and the Closing Agent shall be committed to issue affirmative coverage that such rights were not exercised or to take no exception in the Owner’s title policy for such rights of first refusal;

(5)                                  The Closing Agent shall have delivered to Purchaser an Owner’s title insurance policy issued by the Closing Agent pursuant to the Title Commitment for each Project, effective as of the Date of Closing in an amount equal to the Purchase Price for such Project; and

(6)                                  The appropriate Seller shall be current on all payments due under its Loan as of the Date of Closing and shall not be otherwise in default under the terms of its Mortgage or other loan documents as of the Date of Closing.

In the event that the failure of one or more of the conditions set forth in this Section 5(a) is the result of a default on the part of Seller, then in addition to the rights set forth above in this paragraph, Purchaser may also exercise any other rights it may have under Section 11(b) hereof.

(b)                                 Conditions Precedent to the Obligations of Sellers. The obligation of each Seller to consummate the transactions contemplated by this Agreement with respect to the Project owned by such Seller shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by such Seller in its sole discretion:

(1)                                  Closing Agent shall have received the Purchase Price for such Project, as adjusted as provided herein, with unconditional instructions to disburse same in accordance with the agreed-upon Closing Statement (as hereinafter defined) simultaneously with Seller’s authorization to release its Deed (as hereinafter defined) for recordation, all pursuant to and payable in the manner provided for in this Agreement.

(2)                                  Purchaser shall have delivered to the appropriate Seller, or Seller shall have received, all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Sections 7 and 32(a) hereof;

(3)                                  All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Date of Closing;

(4)                                  Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Date of Closing; and

(5)                                  Subject to the terms of Section 35 hereof, Inland Western Markham Corp., Inland Western Markham Limited Partnership, Inland Western Markham DST and Inland Western Retail Real Estate Trust, Inc. (“Guarantor”) shall have been released by AMEX Canada Inc. (“AMEX Canada”) from any obligations of such parties relating to the payment or withholding of taxes under Part XIII of the Income Tax Act (Canada) (the “Income Tax Act”) with respect to any rents due and payable after Closing under the AMEX Canada Lease at the Markham Project pursuant to that certain Canadian Tax Monitoring and Indemnity Agreement, dated January 26, 2005, between Inland Western Markham Corp., Inland Western Markham Limited Partnership, Inland Western Markham DST, and AMEX Canada (the “Indemnity Agreement”) or that certain Indemnification Guaranty, dated January 26, 2005, executed by Guarantor (the “Indemnification Guaranty”); provided, however, in no event shall the Closing be conditioned upon such parties being released from any such tax obligations or claims arising or pertaining to the period prior to Closing.

6.                                       Sellers’ Obligations on the Date of Closing.  On the Date of Closing, each Seller shall, with respect to the Project owned by such Seller:

(a)                                  deliver to Purchaser possession of the Project, subject to the terms of the applicable Lease;

(b)                                 deliver to Purchaser a duly executed limited or special warranty deed (the “Deed”), depending upon the practice in the state in which the Project is located, in substantially the form of such Seller’s vesting deed for the Project or as otherwise reasonably specified by the Closing Agent, conveying the Land and Improvements, subject only to the Permitted Exceptions;

(c)                                  deliver to Purchaser a duly executed bill of sale (the “Bill of Sale”) conveying the Personal Property owned by Seller, located on the Project, if any, without warranty of title in the form attached hereto as Exhibit C;

(d)                                 assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Lease or Leases affecting the Project, by a duly executed assignment and assumption agreement (the “Assignment of Leases”) in the form attached hereto as Exhibit D;

(e)                                  to the extent assignable, assign to Purchaser, and Purchaser shall assume, the Intangibles, if any, by duly executed assignment and assumption agreement (the “Assignment of Intangibles”) in the form attached hereto as Exhibit E;

(f)                                    join with Purchaser to execute a notice (the “Tenant Notice”) in the form attached hereto as Exhibit F that Purchaser shall send to each Tenant under a Lease affecting the Project promptly after the Closing, informing such Tenant of the sale of the Project and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Lease, and directing that all rent and other sums payable after the Closing under such Lease be paid as set forth in the notice;

(g)                                 deliver to Purchaser a certificate of Seller in the form attached hereto as Exhibit G,

dated as of the Closing and executed on behalf of Seller by a duly authorized officer thereof, certifying that the representations and warranties of Seller contained in Section 16 are true, complete and correct in all material respects as of the Closing, or, in the event that any representation or warranty of Seller set forth in Section 16 hereof needs to be modified due to changes since the Effective Date, deliver to Purchaser such a certificate, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  If, and only if, a breach of a representation or warranty by Seller (i) resulted from an action taken by Seller in breach of this Agreement after the Effective Date hereof or (ii) is materially adverse to Purchaser, shall such breach constitute the non-fulfillment of the condition set forth in Section 5(a)(ii) hereof.

(h)                                 deliver to the Closing Agent such evidence as it may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(i)                                     deliver to Purchaser a duly executed and acknowledged FIRPTA Affidavit in the form attached hereto as Exhibit H;

(j)                                     deliver to the Closing Agent a duly executed owner’s affidavit for the Project, in the form required by the Closing Agent, together with any other ALTA statements, GAP undertakings or similar documents required by Closing Agent;

(k)                                  deliver a duly executed closing statement in the format attached hereto as Exhibit J, reflecting the prorations, adjustments and costs described in this Agreement with respect to the applicable Project (the “Closing Statement”);

(l)                                     execute and deliver any required transfer tax or similar declarations required with respect to the Project (the “Transfer Tax Declarations”);

(m)                               execute and deliver to Lender any documents reasonably required by Lender in connection with Purchaser’s assumption or defeasance of the applicable Loan pursuant to Section 32 hereof (the “Loan Assumption Documents”) to which Seller is a party, if Purchaser has elected to assume or defease such Loan, which documents shall be in form and substance reasonably satisfactory to Seller;

(n)                                 execute and deliver all other documents reasonably required by the Closing Agent to consummate the Closing of the purchase of the applicable Project; and

(o)                                 deliver the original Leases, together with any material leasing and property files, books and records relevant to the on-going and future operation, leasing and maintenance of the Project, to the extent in such Seller’s possession or reasonably available to Seller and not already delivered to Purchaser.

7.                                       Purchaser’s Obligations on the Date of Closing.  On or before the Date of Closing, Purchaser shall, with respect to each Project:

(a)                                  pay to Seller the Purchase Price, as adjusted pursuant to the terms of this

Agreement;

(b)                                 join Seller in the execution and delivery of the Assignment of Leases, Assignment of Intangibles, Tenant Notices, Closing Statement, Transfer Tax Declarations and Loan Assumption Documents;

(c)                                  deliver to Seller a certificate of Purchaser in the form attached hereto as Exhibit L, dated as of the Closing and executed on behalf of Purchaser by a duly authorized officer thereof, certifying that the representations and warranties of Purchaser contained in Section 16 are true, complete and correct in all material respects as of the Closing;

(d)                                 deliver to the Closing Agent such evidence as it may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(e)                                  deliver such affidavits and other documents as may be customarily and reasonably required by the Closing Agent, in a form reasonably acceptable to Purchaser; and

(f)                                    execute and deliver all other documents reasonably required by the Closing Agent or Seller to consummate the Closing of the purchase of the applicable Project.

8.                                       Closing Costs; Prorations and Adjustments.

(a)                                  Each Seller shall pay the fees of any counsel representing such Seller in connection with this transaction.  Each Seller shall also pay the following costs and expenses with respect to the Project owned by such Seller:

(i)                                     costs of obtaining and recording any documents required to clear title of any objections that are not Permitted Exceptions, including, without limitation, any Monetary Objections (as hereinafter defined);

(ii)                                  the fee for the title examination, Title Commitment and the premiums for the Owner’s title policy to be issued to Purchaser by the Closing Agent at Closing pursuant to the Title Commitment, provided that Purchaser shall be responsible for any premiums or additional costs attributable to endorsements or additional title insurance coverage not specifically included or set forth in the Title Commitment;

(iii)                               the cost of any update to the Survey (as hereinafter defined) that is required by the Closing Agent in order to issue the Owner’s title policy at Closing;

(iv)                              any commission or fees payable to CB Richard Ellis (“Broker”) pursuant to Section 22 hereof; and

(v)                                 any documentary stamp, transfer or other similar taxes due upon the transfer of the Ft. Lauderdale Project, the Minneapolis Project and the Phoenix Project.

(b)                                 Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses with respect to each Project:

(i)                                     any premiums or additional costs attributable to endorsements or additional title insurance coverage requested by Purchaser and not specifically included or set forth in the Title Commitment;

(ii)                                  all costs and taxes relating to the assumption, pay off or defeasance of the Loan affecting the Property (including, without limitation, Lender’s attorneys fees and, if applicable, the one percent (1%) loan assumption fee specified in the Mortgage);

(iii)                               the cost of any update to the Survey (as hereinafter defined) obtained by Purchaser that is not required by the Closing Agent pursuant to Section 8(a)(iii) above;

(iv)                              any documentary stamp, transfer or other similar taxes due upon the transfer of the Markham Project; and

(v)                                 all due diligence costs incurred by Purchaser, including, without limitation, costs incurred to obtain any new environmental report and property condition assessment report, and the costs of any consultants, advisors and other agents or independent contractors engaged by Purchaser.

(c)                                  All costs and expenses incident to the Closing of the sale of each Project not specifically described above shall be paid in the manner that is customary for transactions in the state or province in which the Project is located.

(d)                                 Purchaser and each Seller also agree that there shall be a pro rata adjustment for (i) rents actually collected under the Leases and (ii) accrued but unpaid interest under the Loans, each as of the Date of Closing.  Other than as set forth in the preceding sentence, there shall be no prorations for any other item related to the Closing, including but not limited to taxes and insurance.

(e)                                  Unpaid or delinquent rent collected by any Seller or Purchaser after the Date of Closing will be delivered as follows:  (a) if a Seller collects any unpaid or delinquent rent for a Project, such Seller will, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent to which Purchaser is entitled hereunder relating to the Date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from a Project, Purchaser will, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent to which Seller is entitled hereunder relating to the period prior to the Date of Closing.  Sellers and Purchaser agree that all rent received by Sellers or Purchaser will be applied first to rents that became due and payable on or after Closing, and second, to those which were due and payable prior to Closing, in reverse order of maturity.

(f)                                    Each party shall be responsible for any and all tax payment or withholding obligations of such party under Part XIII of the Income Tax Act corresponding to such party’s period of ownership during the year in which the Closing occurs.

(g)                                 Any party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment, provided written notice thereof is given to the other party within one hundred eighty (180) days of Closing.

(h)                                 The provisions of this Section 8 will survive the Closing.

9.                                       The Examination Period.

(a)                                  Sellers have provided or will provide to Purchaser within five (5) days after the Effective Date, true, correct and complete copies of the following documentation (collectively, the “Deliveries”):

(i)                                     the Leases;

(ii)                                  the most current ALTA surveys of the Land and Improvements in Seller’s possession, which Purchaser may elect to have updated at Purchaser’s expense (individually, a “Survey” and collectively, the “Surveys”);

(iii)                               all environmental reports or assessments with respect to the environmental condition of the Projects that are in Sellers’ possession, if any, all as listed on Exhibit M attached hereto;

(iv)                              all property condition assessment reports with respect to the physical condition of the Projects that are in Sellers’ possession, if any;

(v)                                 plans and specifications for the Projects in Seller’s possession, if any;

(vi)                              all certificates of occupancy and any other relevant governmental permits, licenses and similar documentation with respect to the Projects in Seller’s possession, if any; and

(vii)                           operating statements and real estate tax bills for the prior three (3) years in Seller’s possession, if any.

(b)                                 Subject to extension as provided below, from the Effective Date until 5:00 p.m. eastern time on the date that is thirty (30) days from and after the Effective Date (the “Examination Period”), Purchaser shall be given the opportunity to (i) make a physical inspection of the Land and Improvements, including an inspection of the environmental condition thereof upon prior notice  to the Seller and Tenants,

(ii) examine the Deliveries and other documents and files concerning the leasing, maintenance, operation and financial performance of the Property, (iii) conduct such non-invasive physical engineering and other studies and tests on or of each of the Projects upon prior notice to the Seller and Tenants and (iv) to interview Tenants upon prior notice to the Seller and Tenants, all as Purchaser deems appropriate in its sole discretion.  Where notice is required to be given pursuant to any subsection of the preceding sentence, such notice may be given to the designated parties by telephone or electronic mail.  Purchaser’s rights to make a physical inspection of the Property, to conduct such non-invasive physical engineering and other studies and tests on or of each of the Projects, and to interview Tenants are subject to the rights of Tenants under the Leases and no invasive inspection, including, but not limited to inspections of the roof, may be conducted without Sellers’ and Tenants’ express written consent, which shall not be unreasonably withheld, conditioned or delayed.  Purchaser shall provide a liability insurance policy naming the Sellers as additional insureds in an amount not less than $2,000,000 with respect to Purchaser’s inspections of the Property.  If the results of said inspections shall be, in the Purchaser’s absolute and sole discretion, unsatisfactory for any reason or no reason at all, Purchaser shall have the right to terminate this Agreement by delivering written notice of same to Sellers in writing prior to the expiration of the Examination Period, and upon delivery of such notice, this Agreement shall be null and void, the Deposit shall be promptly refunded to Purchaser, and neither party shall have any further rights or obligations hereunder except for any obligations which expressly survive the termination of this Agreement.  If Purchaser fails to deliver such a notice of termination prior to the expiration of the Examination Period, then this Agreement shall remain in full force and effect, and at such time the Deposit shall become nonrefundable to Purchaser except as otherwise provided herein.  Purchaser hereby indemnifies the Sellers, its partners, successors, assigns and Tenants from any loss, cost or expense resulting from Purchaser’s inspection.  This indemnity will survive the Closing or earlier termination of this Agreement.

(c)                                  Purchaser will secure all necessary committee approvals, including a German appraisal and depositary bank approval, prior to the expiration of the Examination Period.

(d)                                 Notwithstanding anything to the contrary herein, in the event that Sellers have not delivered to Purchaser, on or before the expiration of the Examination Period, written evidence from all of the Tenants declining their rights of first refusal under their Leases, then the Examination Period shall be extended for a period of fifteen (15) business days in order to permit the delivery of such evidence.  If, prior to the end of the Examination Period as extended, Sellers still have not delivered such written evidence to Purchaser with respect to all of the Tenants, then this Agreement shall automatically terminate at the end of the extended Examination Period.  In such event, Purchaser shall be entitled to a prompt refund of the Deposit, together with reimbursement of its third party out-of-pocket expenses incurred in connection with the Property, which amount shall be capped as set forth in Section 11(b) of this Agreement.

10.                                 Examination of Title.

(a)                                  Initial Title Examination.  Not later than five (5) days following the Effective Date, Sellers shall furnish Purchaser with a commitment for title insurance for each Project (each, a “Title Commitment”) issued by Closing Agent, together with complete, copies of all recorded easements, restrictions, declarations and other exceptions affecting the respective Projects.  Purchaser shall have until the end of the Examination Period to examine the Title Commitments and to object to Sellers, in writing, to any title exceptions other than the Permitted Exceptions.  Except as provided below, Purchaser shall be deemed to have waived any title objections which could be raised based upon the contents of the Title Commitments, if said objections are not made by the end of the Examination Period.  If any Seller notifies Purchaser that any title defects will not be cured or corrected with respect to a particular Project, then this Agreement, at the option of Purchaser, may be terminated, in which event the Deposit shall be promptly refunded to Purchaser.  If Purchaser elects not to terminate this Agreement and agrees to take title to the Property subject to one or more title exceptions which were not initially acceptable to Purchaser, this transaction shall proceed to close as herein provided.  Sellers shall not be obligated to remove any title defect except for any Monetary Objections (as hereinafter defined), which Seller shall be obligated to cure (or insure, bond or endorse over).  For purposes of this Agreement, “Monetary Objections” shall mean (a) any mortgage, deed to secure debt, deed of trust, security interest or similar security instrument entered into by any Seller encumbering all or any part of the Property, other than the Mortgages to be assumed pursuant to the terms of this Agreement, (b) any mechanic’s, materialman’s or similar liens caused by Sellers, and  (c) any judgment of record against a Seller in a county or other applicable jurisdiction in which one or more of the Projects is located that has a material adverse effect on such Seller’s title to the applicable Project.  Sellers shall be obligated to cure (or insure, bond or endorse over) all Monetary Objections set forth in the Title Commitments, whether or not Purchaser expressly objects thereto in writing.  Furthermore, in the event that any Title Commitment or update thereto indicates a lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property that are delinquent, Sellers shall use their commercially reasonable efforts to cause the applicable Tenant to pay such delinquent taxes or assessments and obtain a discharge or such lien prior to Closing pursuant to such Tenant’s obligations under its Lease.

(b)                                 Pre-Closing “Gap” Title Defects.  Purchaser may, at or prior to Closing, notify Sellers in writing of any objections to title defects not caused by the acts of Purchaser and first raised by the Closing Agent or the surveyor between the effective date of the applicable Title Commitment and the Date of Closing that have a material and adverse effect on title to the Property.  Purchaser must notify Sellers of any such objections within three (3) business days of Purchaser’s learning of the matters and, in any event, not later than Closing, and Sellers shall have the right, but not the obligation (except as to Monetary Objections), to cure such objections.  Within three (3) business days after receipt of Purchaser’s notice of objections, Sellers shall notify Purchaser in writing whether Sellers elect to attempt to cure such objections.  If Sellers elect to attempt to cure any such matters, the original scheduled date for Closing may, at Sellers’ option, be extended by a reasonable additional time to effect such cure, but in no event shall the extension exceed the earlier of: (i) fifteen (15) days after the original scheduled Date of Closing or (ii) the Drop Dead Close Date.  If Sellers elect not to cure any objections specified in Purchaser’s notice (other than the Monetary Objections), or if Sellers are unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Sellers are unwilling or unable to cure (or insure, bond or endorse over, as appropriate) other than the Monetary Objections; or (b) to terminate this Agreement by sending written notice thereof to Sellers, in which event the Deposit shall be promptly refunded to Purchaser.  If Sellers notify Purchaser that Sellers do not intend to attempt to cure any such title objection (other than the Monetary Objections), or if, having commenced attempts to cure any objection, Sellers later notify Purchaser that Sellers shall be unable to effect a cure thereof (other than the Monetary Objections), Purchaser shall, within three (3) business days after such notice has been given, but in no event later than the Drop Dead Close Date, notify Sellers in writing whether Purchaser shall elect to accept the conveyance under clause (a) or to terminate this Agreement under clause (b).

11.                                 Termination.

(a)                                  Sellers’ Remedies upon Purchaser’s Default.  If Purchaser defaults and fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than default of Sellers or termination hereof pursuant to an express right granted to Purchaser in this Agreement, then Sellers, as their sole remedy, shall have the right to terminate this Agreement by notifying Purchaser thereof, in which event Closing Agent shall deliver the Deposit to Sellers as liquidated damages, whereupon neither Purchaser nor Sellers shall have any further rights or obligations hereunder except as may expressly survive the termination of this Agreement.

(b)                                 Purchaser’s Remedies upon Sellers’ Default.  If Sellers fail to consummate the sale of the Property pursuant to this Agreement for any reason other than default of Purchaser or termination hereof by Sellers in accordance with an express right granted to Sellers in this Agreement, Purchaser’s sole remedies shall be either (i) to receive a refund of the Deposit, together with its documented third-party costs and expenses incurred in connection with its inspection of the Property and negotiation of this Agreement, not to exceed Two Hundred Thousand U.S. Dollars ($200,000.00) , which refund and reimbursement shall operate to terminate this Agreement, whereupon neither party hereto shall have any further rights or obligations hereunder except as may expressly survive the termination of this Agreement, or (ii) to enforce specific performance of Sellers’ obligation to convey title to the Property to Purchaser.  At no time will Purchaser be permitted to file a lis pendens or other lien against the Properties or record this Agreement.

(c)                                  Notice and Cure.  Neither Purchaser nor any Seller will be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within ten (10) business days after receipt of such notice; provided, however, that this Section 11(c) will not be applicable to Purchaser’s failure to deposit the First Deposit or Second Deposit on the dates required hereunder or to a party’s failure to make any deliveries or payments required of such party on the Closing Date.  The Date of Closing will be automatically extended, if necessary, to provide such ten (10) business day cure period, provided that in no event shall the Date of Closing be extended beyond the Drop Dead Close Date.

12.                                 Leases.   Between the Effective Date and the Date of Closing, Sellers shall not, without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion:

(a)                                  terminate any Lease;

(b)                                 amend or in any way modify the terms of any Lease; or

(c)                                  grant any concessions or rent rebates to any Tenant in connection with its Lease for any period following the Date of Closing.

A copy of any termination, amendment, renewal or expansion of an existing Lease or of any new Lease (each, a “Proposed Lease Transaction”) that Seller wishes to execute between the Effective Date and the Date of Closing shall be submitted to Purchaser for its review prior to execution by Seller.  Purchaser’s failure to grant its approval or give written notice of its disapproval of any such Proposed Lease Transaction within five (5) business days after receipt of a copy of said document, together with a request for such consent, shall be deemed a disapproval of said Proposed Lease Transaction.

13.                                 Tenant Estoppels.  Purchaser’s obligation to close the purchase and sale of the Property is further conditioned upon Purchaser receiving a Conforming Tenant Estoppel Certificate (as hereinafter defined) dated no more than thirty (30) days prior to the Closing from each Tenant at every Project.  As used in this Agreement, the term “Conforming Tenant Estoppel Certificate” means a duly executed tenant estoppel in the form required by a Tenant’s Lease, that (a) does not contain any disclosure that is materially adverse to Purchaser and (b) does not reveal any default under the applicable Lease or a condition which with notice or the passage of time would constitute a default under the applicable Lease.  In the event that one or more Sellers fails to deliver a Conforming Tenant Estoppel Certificate as required by this Section 13, such failure shall constitute the failure of a condition, and Purchaser shall have the rights set forth in Section 5(a) hereof.

14.                                 Insurance and Damage to Properties.  In the event of a Major Casualty (as hereinafter defined), Purchaser may terminate this Agreement by written notice to Sellers, in which event the Deposit shall be refunded promptly to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major Casualty (which notice shall state the cost of repair or restoration thereof as opined by an architect as provided below), then Purchaser shall be deemed to have elected to proceed with the purchase and sale of the Project, in which event the applicable Seller shall assign to Purchaser all of such Seller’s right, title and interest in and to any claims and proceeds that Seller may have with respect to any casualty insurance policies relating to the affected Project, and the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs as determined below.  For purposes of this Section 14, “Major Casualty” refers to a loss or damage to any Project such that (a) the cost of repairing or restoring the Project in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than ten percent (10%) of the Purchase Price allocated to such Project, or (b) any Tenant in the Project would be permitted to terminate its Lease at the Project.  If Purchaser does not give written notice to Seller of Purchaser’s reasons for disapproving an architect within ten (10) days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.  In the event of loss or damage of any Project that does not constitute a Major Casualty, this Agreement shall remain in full force and effect, provided Seller assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Project in question, in which case the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs.

15.                                 Condemnation.  In the event of a Major Condemnation (as hereinafter defined), Purchaser may terminate this Agreement only by written notice to Sellers, in which event the Deposit shall be refunded promptly to Purchaser.  If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major Condemnation, then Purchaser shall be deemed to have elected to proceed with the purchase and sale of the Project, in which event the applicable Seller shall assign to Purchaser all of such Seller’s right, title and interest in and to any condemnation award or proceeds that Seller may have with respect to the affected Project, and the Purchase Price shall be reduced by an amount equal to such condemnation award or proceeds.  For purposes of this Section 15, “Major Condemnation” refers to any condemnation proceeding or exercise of the right of eminent domain, either temporary or permanent, with respect to a Project such that (a) any Tenant in the Project would be permitted to terminate its Lease at the Project, (b) the rent payable by any Tenant under its Lease at the Project is materially reduced, or (c) the current use of the Project is permanently and materially impaired.  In the event of a condemnation of with respect to any Project that does not constitute a Major Condemnation, this Agreement shall remain in full force and effect, provided Seller assigns to Purchaser all of Seller’s right, title and interest to any condemnation awards or proceeds relating to the Project in question.

16.                                 Representations and Warranties.

(a)                                  Representations and Warranties of Seller.  Each Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date as to itself and as to the Project owned by such Seller, which representations and warranties shall be deemed to have been made again, subject to any changes reported pursuant to Section 6(g) as of the Closing.  No representation or warranty made by any Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

(1)                                  Organization and Authority.  Each Seller has been duly organized and is validly existing under the laws of its state of formation.  Sellers have the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transactions contemplated by this Agreement.  The person or persons signing this Agreement on behalf of Sellers are authorized to do so.

(2)                                  Pending Actions.  To each Seller’s knowledge, except as set forth on Exhibits O-1 through O-4, Sellers have not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against one or more Sellers that arises out of the ownership of any of the Projects which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement or have a material adverse effect on any Project.

(3)                                  Operating Agreements.  There are no operating agreements, service contracts or other agreements, including, without limitation, management or leasing agreements, concerning the operation and maintenance of the Property to which any Seller is a party that will be in effect as of the Closing, and no such agreements shall be assigned to and assumed by Purchaser at Closing.

(4)                                  Condemnation.  To each Seller’s knowledge, except as set forth on Exhibits O-1 through O-4, no Seller has received written notice of any condemnation proceedings relating to any Project.

(5)                                  Litigation.  To each Seller’s knowledge, except as set forth on Exhibits O-1 through O-4 attached hereto, no Seller has received written notice of any litigation which has been filed against any Seller that arises out of the ownership of any of the Projects or would materially affect any of the Projects or the use thereof, or any Seller’s ability to perform hereunder.

(6)                                  Violations.  To each Seller’s knowledge, except as set forth on Exhibits O-1 through O-4 attached hereto, no Seller has received written notice of any uncured violation of any federal, state or local law relating to the use or operation of any Project which would materially adversely affect any Project or use thereof.

(7)                                  Leases.

(A)                              The lists of the Leases for each Project attached hereto as Exhibits P-1 through P-4 are complete and accurate in all material respects and list all of the Leases currently affecting the Property, including any amendments and modifications thereto, and Sellers have delivered to Purchaser true, correct and complete copies of all the Leases.  Seller is the lessor or landlord or the successor lessor or landlord under the Leases.

(B)                                To the best of each Seller’s knowledge, no Seller, nor any Tenant under any of the Leases, is in default under the Leases set forth on Exhibits P-1 through P-4.  No Seller has received any written notice of termination or default from a Tenant under said Tenant’s Lease, which default has not been cured prior to the Effective Date, nor has any Seller sent a written notice of termination or default to any Tenant prior to the Effective Date.  No Tenant has asserted to Seller any defense, set-off or counterclaim remaining outstanding with respect to its tenancy or its obligation to pay rent, additional rent and other charges pursuant to its Lease.  Seller has not delivered any written notice to any Tenant under a Lease that such tenant continues to be delinquent in the payment of rent for more than thirty (30) days.

(C)                                There are no lease brokerage agreements, leasing commission agreements, or other agreements providing for payments of any amounts for leasing activities or procuring Tenants with respect to the Property to which any Seller is a party or pursuant to which Seller is obligated to make any payments to any such leasing broker or agent.  There are no brokerage commissions or other such payments that shall become due from and after the Closing in connection with any Lease.

(D)                               There are no (i) outstanding Tenant Inducement Costs (as hereinafter defined) accrued or due and payable, or (ii) due but unperformed construction obligations outstanding with respect to the Leases.  As used herein, “Tenant Inducement Costs” shall mean tenant improvement costs and allowances, lease buyout costs, reimbursement of tenant’s moving expenses and other out of pocket costs, design, refurbishment allowances, and the economic burden of any free or reduced rent.

(8)                                  Environmental Notices.  Except as set forth in the environmental reports listed on Exhibit M (which have been made available to Purchaser pursuant to Section 9) or as otherwise disclosed in writing to Purchaser, to each Seller’s knowledge, no Seller has received no written notification from any governmental or quasi-governmental authority that such authority has determined that there are violations of any Environmental Laws at any Project.  As used herein, “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), and any other federal, state or local environmental legislation or ordinances applicable to the Property.

(b)                                 Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing.

(i)                                     Organization and Authority.  Purchaser has been duly organized and is validly existing under the laws of the Federal Republic of Germany.  Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated by this Agreement.  The persons signing this Agreement on behalf of Purchaser are authorized to do so.

(ii)                                  Patriot Act Compliance.  Neither Purchaser nor the owner of any controlling interest in Purchaser:

(A)                              is listed on the Specially Designated Nationals and Blocked Persons List maintained by the office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to the Order and any other applicable rules, regulations, legislation or orders (such lists are collectively referred to as the “Lists”); or

(B)                                will transfer or permit the transfer of any controlling interest in Purchaser to any person or entity who is, or any of whose beneficial owners are, listed on the Lists.

(iii)                               The representations and warranties of Purchaser set forth in this Agreement, including, without limitation, Section 16(b) hereof, shall survive Closing.

(c)                                  Knowledge Defined.  References to the “knowledge” of Seller in Section 16(a) shall refer only to the actual current knowledge of the Designated Representatives (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager or leasing agent, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof.  As used herein, the term “Designated Representatives” shall refer to Shane Garrison and Larry Sajdak.  Purchaser hereby acknowledges and agrees that no Designated Representative shall have any personal liability or responsibility whatsoever with respect to Seller’s representations and warranties hereunder by reason of his or her designation as a Designated Representative, and no alleged breach of any representation or warranty or any claim whatsoever shall at any time be asserted or enforceable against any one or more of the Designated Representatives.

(d)                                 Survival of Sellers’ Representations and Warranties.  The representations and warranties of Sellers set forth in this Agreement, including, without limitation, Section 16(a) hereof, as updated as of the Closing Date in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred and eighty (180) days, at which time they will be of no further force or effect except as hereinafter provided in this Section 16(d).  No Seller shall have liability to Purchaser for a breach of any representation or warranty with respect to the Project owned by such Seller (i) unless the valid claims for all breaches with respect that Project only collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section 16(d)), and (ii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to such Seller prior to the expiration of the one hundred and eighty (180) day survival period and an action shall have been commenced by Purchaser against such Seller within thirty (30) days after delivery of notice of the alleged breach.  As used herein, the term “Cap” shall mean One Million Five Hundred Thousand U.S. Dollars ($1,500,000.00).  In no event whatsoever shall Sellers have any liability to Purchaser in excess of the Cap for any claims asserted after Closing for a breach of Sellers’ representations and warranties set forth in this Agreement.  At Closing, Sellers shall cause Inland Western Retail Real Estate Trust, Inc. (“Guarantor”) to execute and deliver to Purchaser a guaranty in the form attached hereto as Exhibit Q, whereby Guarantor shall agree to guarantee the obligations of Sellers up to the Cap pursuant to this Section 16(d) in the event of a claim by Purchaser of a breach by any Seller of its representations and warranties under this Agreement.

17.           “AS IS” Condition of Properties.

(a)                                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE), WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES WITH RESPECT TO THE PROPERTIES, THE ZONING OF THE LAND, THE SOIL CONDITIONS OF THE LAND, OR THE SUITABILITY OF THE PROPERTIES FOR PURCHASER’S INTENDED USE THEREOF.  PURCHASER ACKNOWLEDGES THAT PURCHASER WILL CONDUCT A DILIGENT INVESTIGATION OF THE PROPERTIES WITH REGARD TO ITS CONDITION, PERMITTED USE, AND SUITABILITY FOR PURCHASER’S INTENDED USE THEREOF, AS WELL AS ALL OTHER FACTORS DEEMED MATERIAL TO PURCHASER AND WILL EMPLOY SUCH INDEPENDENT PROFESSIONALS IN CONNECTION THEREWITH AS DEEMED NECESSARY BY PURCHASER.  PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER IS PURCHASING THE PROPERTIES “AS IS” AND IN ITS PRESENT CONDITION AND THAT PURCHASER IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLERS, OR ANY OF ITS EMPLOYEES, OR AGENTS WITH RESPECT TO THE PROPERTIES, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

(b)                                 WITHOUT IN ANY WAY LIMITING THE TERMS OF THE PRECEDING PARAGRAPH, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS MAKE NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTIES (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE, AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFORE.  PURCHASER ACKNOWLEDGES THAT ITS OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTIES (AND OTHER PARCELS IN PROXIMITY THERETO) HAS BEEN ADEQUATE TO ENABLE PURCHASER TO MAKE ITS OWN DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTIES (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OF ANY SUCH SUBSTANCES OR MATERIALS.

18.                                 Notices.  All notices, requests and other communications permitted or required hereunder shall be in writing and shall be personally delivered, transmitted via facsimile transmission or email transmission, or, sent by reputable overnight courier, addressed as follows:

(a)                                  If to Sellers:

Inland Real Estate Investment Corporation

ATTN:  Shane C. Garrison

2901 Butterfield Road

Oak Brook, Illinois  60523

Telecopy No. (630) 645-7230

                                                With a copy to:

The Inland Real Estate Group, Inc.

Law Department

ATTN:  Gary Pechter

2901 Butterfield Road

Oak Brook, IL 60523

Telecopy No. (630) 218-4900

(b)                                 If to Purchaser:

Kan Am Grund Kapitalanlagegesellschaft mbH

ATTN:  Olivier Catusse, Director

MesseTurm

60308 Frankfurt am Main

Germany

Telecopy No. 011 49 69 71 04 11 100

With a copy to:

KanAm Grund America, LP

ATTN:  Gregory Moore

3290 Northside Parkway

Suite 840

Atlanta, Georgia 30327

Telecopy No. (678) 651-2671

And with a copy to:

King & Spalding LLP

ATTN:  W. Clay Gibson, Esq.

1180 Peachtree Street

Atlanta, Georgia 30309

Telecopy No. 404-572-5131

or to such other address or telecopy number as any party hereto designates for itself from time to time in a written notice served upon the other party hereto in accordance herewith.  Notices and communications shall be deemed duly delivered and received when delivered personally, or the date of delivery by a reputable overnight courier.  Any notice or communication sent by facsimile or email transmission shall be deemed delivered upon the actual receipt by the intended recipient, or upon electronic confirmation of delivery of or completion of facsimile transmission.

19.                                 Assignment.  This Agreement may be assigned in its entirety by Purchaser to one or more entities controlling, controlled by, under common control or otherwise affiliated with Purchaser, including, without limitation, to any of the other funds sponsored by Purchaser, provided that (i) Purchaser executes a document in form reasonably acceptable to Sellers’ counsel pursuant to which Purchaser agrees to remain liable hereunder as if it were still a party to this Agreement, and (ii) any assignee or assignees of Purchaser shall execute an assumption agreement in form reasonably satisfactory to Sellers’ counsel, pursuant to which said assignee (or assignees) agrees to be bound by all of the terms of this Agreement.  Sellers acknowledge that in order to satisfy the special purpose entity covenants of the Loans, it is anticipated that Purchaser shall assign its rights and obligations under this Agreement with respect to each Project to a separate special purpose entity controlled by Purchaser, each such assignment to be made in accordance with the terms of this Section 19.  Sellers may assign their rights under the Agreement to an accommodator in connection with a Section 1031 tax-free exchange provided that the grantors in the conveyances of the Projects will not change and Purchaser’s rights under this Agreement will not be negatively impacted as a result of such assignment.

20.                                 Governing Law.    It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Illinois.  Any litigation resulting from disputes relating to this Agreement shall be resolved in DuPage County, Illinois.

21.                                 Attorneys’ Fees.  In the event either party commences legal action to enforce its rights pursuant to the terms of this Agreement, the prevailing party in said legal action shall be entitled to recover its reasonable attorneys’ fees related to said legal action.  If the legal action is settled prior to a judgment being rendered, for the purpose of this Agreement there shall have been no prevailing party in such instance.

22.                                 Broker.  Sellers acknowledge that Broker has been engaged by Sellers to assist with this transaction, and Sellers shall be fully responsible for any compensation owed Broker in connection with this transaction pursuant to a separate written agreement between Sellers and Broker.  Purchaser shall have no liability to Broker for any reason, including, without limitation, in the event that the transactions contemplated by this Agreement are not consummated due to a default on the part of Purchaser.  Purchaser and each Seller represents and warrants to the others that it has not dealt with any broker or agent in the negotiation of this transaction other than Broker.  Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder’s fees related to the sale of the Property or any Project by Sellers to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all losses, liabilities, costs, damages and expenses (including reasonable attorneys’ fees) in connection therewith.  The provisions of this Section 22 shall survive Closing or any termination of this Agreement.

23.                                 Severability.  The unenforceability or invalidity of any provision or provisions of this Agreement as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

24.                                 Headings. The headings of the sections contained herein are for convenience only and are not to be construed to be a part of or limit or affect the terms hereof.

25.                                 Successors and Assigns.  The terms and provisions of this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties thereto and their permitted successors and assigns.

26.                                 No Third-Party Benefits.  This Agreement is for the sole and exclusive benefit of the Purchaser and Sellers, and their successors and assigns, any no third party is intended to or shall have any rights of any kind or nature hereunder.

27.                                 Miscellaneous.  This Agreement constitutes the entire agreement between the parties and supersedes all proposals, oral or written, and all previous negotiations, conversations or discussions between the parties related to this Agreement.  This Agreement may not be modified except by a writing signed by the parties hereto.  This Agreement and all other instruments to be executed and delivered to by Sellers and Purchaser hereunder may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  Telecopied signatures may be used in place of original signatures on this Agreement.  Sellers and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.  When used herein, the singular shall include the plural, the plural shall include the singular, and the use of one gender shall include all other genders, as and when the context so requires.  The parties acknowledge that TIME IS OF THE ESSENCE of this Agreement.  All periods of time referred to in this Agreement shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice or approval shall fall on a Saturday, Sunday or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or national holiday.

28.                                 No Publication or Recording.  Neither this Agreement, nor any memorandum hereof, may be recorded by any party hereto without the prior written consent of the other parties hereto, which consent may be granted or withheld in such parties’ sole and absolute discretion.

29.                                 Rights of First Refusal.  This transaction and the parties’ obligations to perform hereunder are expressly contingent upon the waiver by each Tenant of its right of first refusal, pursuant to its Lease, to purchase the Property.  Within two (2) business days after the execution of this Agreement, Sellers shall submit this Agreement and/or any other materials required to be delivered pursuant to the terms of the Leases to Tenants for their review.  If any Tenant timely exercises its right to purchase the Property, Sellers shall deliver written notice of same to Purchaser (together with a copy of Tenant’s written exercise of such right), and this Agreement thereafter shall be terminated.  In such event, Purchaser shall be entitled to a prompt refund of the Deposit, together with reimbursement of its third party out-of-pocket expenses incurred in connection with the Projects, which amounts shall be capped as set forth in Section 11(b) of this Agreement.

30.                                 Closing Contingency.  Each of Sellers’ and Purchaser’s obligation to close hereunder is expressly contingent upon the closing of the purchase and sale of all four (4) of the Projects identified in Section 1(a) of this Agreement.  Subject to each party’s rights hereunder in the event of a default on the part of the other party, in the event that one party does not close on the purchase and sale of any one or more of the Projects for any reason, then the other party shall be entitled to terminate this Agreement, in which case the terminating party shall have no obligation to proceed with the sale or purchase of any of the Projects.

31.                                 Confidentiality.  Purchaser and Sellers agree that, prior to Closing, the terms of this Agreement (including the Purchase Price) shall remain confidential and private in all respects, and that said terms shall not be disclosed directly to anyone, except their attorneys, advisors, agents, lenders, bankers, tax preparers, contractors, as required by law or court order or to other entities who may have a bona fide need to know the terms for tax, underwriting, investing or legal reasons; provided, however, Purchaser shall be permitted to disclose the existence of this Agreement and pertinent information relating hereto to its investors and in connection with its fundraising efforts in Germany.  Purchaser and Sellers agree not to contact, or respond to requests from, any media outlet regarding the terms of this Agreement prior to Closing without the prior written consent of all parties.  From and after Closing, either party may release to the public such information as such party is required to release under applicable United States securities laws or German investment laws and regulations governing real estate funds with respect to the sale contemplated herein or any matters set forth in this Agreement, including, without limitation, the Purchase Price.  Any public release of information not required by law from and after Closing by either party shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld.

32.                                 Loan Assumptions.

(a)                                  Not more than five (5) business days after the Effective Date, Purchaser shall formally apply to Lender, as the holder of the applicable Mortgage, for its consent to purchase the applicable Project and to assume the obligations under the Loan secured by such Mortgage in connection with its purchase of that Project.  Purchaser and each Seller agree to execute and deliver all documents that are reasonably required by Lender in order to accomplish the assumption of each Loan by Purchaser, and Sellers agree to otherwise reasonably cooperate with

Purchaser and Lender in order to facilitate the assumption by Purchaser of each Loan.  Purchaser shall pay all costs (including, without limitation, Lender’s legal fees and the one percent (1%) loan assumption fee specified in each Mortgage, but excluding any legal fees incurred by any Seller) incurred in connection with the consent and assumption process.  If Lender has not consented to the sale of any Project and assumption of its associated Mortgage by Purchaser or Purchaser’s permitted assignee within the time period set forth in the applicable Mortgage (each, a “Consent Period Expiration Date”), and if Purchaser and Lender have not otherwise mutually agreed upon the terms of the Loan assumption documentation as of the applicable Consent Period Expiration Date (which documentation shall include, without limitation, amendments to the Loan documents to (i) reflect the organizational structure of the new borrower under the Loan and to permit, without Lender consent, certain transfers of interests among new borrower and its affiliates, and (ii) provide that any change in the identity of the investors holding interests in the Fund shall not be deemed a transfer under the Loan documents and shall be permitted thereunder, together with any other modifications reasonably requested by Purchaser after its review of the Loan documents during the Examination Period), then Purchaser shall have the option (in lieu of the termination of this Agreement as provided below), at its cost and expense, by giving notice to Seller within three (3) business days after the applicable Consent Period Expiration Date, to pay off or cause to be defeased, as appropriate, the Loan secured by that Project in connection with the Closing, and in such event, the net Purchase Price paid to Sellers shall be reduced by the principal balance of the Loan for said Project as of the Date of Closing, but shall not be reduced by the amount of any other related costs or expenses incurred by Purchaser in connection with such pay off or defeasance.  If Lender does not consent to the sale of a Project and assumption of its associated Mortgage by Purchaser prior to the Consent Period Expiration Date in accordance with the requirements set forth above, and if Purchaser does not timely deliver notice of its intent to pay off or defease any such Loan, then this Agreement shall be terminated and the Deposit shall be promptly refunded to Purchaser.  Notwithstanding anything to the contrary herein, in the event that the Tenants exercise their right of first refusal to purchase the Property after the commencement by Purchaser of the loan assumption process contemplated by this Section 32, then Purchaser shall promptly receive a refund of the Deposit, together with reimbursement by Sellers of all documented costs and expenses for which Purchaser is responsible for payment in connection with the Loan assumption process, including, without limitation, any and all application, assumption and legal fees, not to exceed Two Hundred Thousand U.S. Dollars ($200,000.00) (such reimbursement to be in addition to any reimbursement rights that Purchaser may have under Section 29 of this Agreement in such instance), which refund and reimbursement shall operate to terminate this Agreement, whereupon neither party hereto shall have any further rights or obligations hereunder except as may expressly survive the termination of this Agreement.

(b)                                 Notwithstanding anything to the contrary herein, Purchaser and Sellers anticipate that Lender will require a substitute guarantor or other security under each Loan with respect to any claims Lender may have arising from and after Closing with respect to the environmental indemnity and non-recourse carve-out provisions of the Loan documents (it being understood that Sellers’ guarantor will not be released from any obligations arising prior to Closing).  Purchaser and Sellers acknowledge that Purchaser shall offer to Lender as security for any such claims arising from and after closing the following with respect to each Loan:  (i) Kan Am Grund Kapitalanlagegesellschaft mbH, acting on its own behalf and not for the benefit of the Fund, shall be substituted as a replacement guarantor with respect to the environmental indemnity and non-recourse carve-out provisions of the Loan documents on terms substantially similar to those of Sellers’ existing guarantor, and (ii) the special purpose entity to which Purchaser’s rights and obligations under this Agreement have been assigned with respect to the applicable Project pursuant to Section 19 hereof shall deposit in cash in an interest bearing account designated by Lender an amount equal to six months’ rent payable by the Tenant or Tenants leasing said Project (each, a “Loan Security Deposit”).  Any interest earned on the Loan Security Deposits shall inure to the benefit of Purchaser.  In the event of a successful claim by Lender with respect to the environmental indemnity and non-recourse carve-out provisions of the Loan documents, and after the expiration of any applicable notice and cure periods thereunder, Lender shall be permitted to draw upon the appropriate Loan Security Deposit to pay any such claims.  Sellers hereby acknowledge and agree that in the event Lender rejects the proposal set forth in this Section 32(b) at any time prior to Closing, and if Purchaser and Lender cannot otherwise mutually agree upon an alternative security arrangement, with any such other agreement being acceptable to Purchaser in its sole discretion, Purchaser shall have the right to terminate this Agreement upon written notice to Sellers, in which event the Deposit shall be promptly refunded to Purchaser.

(c)                                  Each Seller shall use commercially reasonable efforts to obtain from Lender prior to the expiration of the Examination Period either (i) a written estoppel certificate on Lender’s standard form, or otherwise substantially in the form attached hereto as Exhibit R (each, a “Lender Estoppel”) with respect to the Loan for each Project, certifying at a minimum, the outstanding principal balance of the Loan and the date through which interest has been paid, the list of documents which evidence the Loan, including, without limitation, all amendments or modifications thereto, and that no notice of default under the such loan documents has been given by Lender to the applicable Seller, or (ii) an agreement from Lender to incorporate the certifications set forth above in subsection (i) into the respective assumption documentation for each respective Loan.  Sellers’ inability to obtain an executed Lender Estoppel or commitment pursuant to subsections (i) or (ii) above prior to the expiration of the Examination Period shall not be considered a default of Sellers’ obligations under this Agreement; provided, however, Sellers agree that in such instance, if Purchaser elects to proceed with the Closing and waives its right to terminate the Agreement on or prior to the expiration of the Examination Period pursuant to Section 9(b) hereof, Sellers shall thereafter continue to cooperate with Purchaser and use commercially reasonable efforts to obtain the same prior to Closing.

33.                                 Tax-Deferred Exchange.    Either Seller or Purchaser may sell or acquire the Property as part of a tax-deferred exchange of real estate pursuant to the provisions of Section 1031 of the Internal Revenue Code as amended from time to time.  Either party shall be entitled to use a third-party intermediary as part of the tax-deferred exchange, and the parties shall reasonably cooperate with each other to accomplish such tax-deferred exchange(s), provided that (a) it is understood and agreed that the party requesting the exchange shall be required to pay all costs and expenses of the exchange, (b) the non-requesting party shall not be required to make any representation or warranty relative to the condition of any real estate or be required to take title to any real estate other than the Property and (c) the exchange must otherwise be accomplished without reduction or alteration of the rights of the non-requesting party under this Agreement.

34.                                 Special Provisions Related to Markham Project.  The provisions of Exhibit S attached hereto and incorporated herein by reference shall apply to the purchase and sale of the Markham Project, and to the extent of any conflicts between the terms of this Agreement and the terms of Exhibit S, the provisions of Exhibit S shall control with respect to the Markham Project.

35.                                 Markham Rental Withholding Taxes.  During the Examination Period, and continuing up to the Date of Closing if necessary, Purchaser shall finalize the ownership structure for its special purpose entity (“Markham SPE”) that shall take assignment of Purchaser’s rights to acquire the Markham Project pursuant to Section 19 hereof.  Thereafter, Purchaser shall confer with AMEX Canada, as the Tenant at the Markham Project, to (a) establish an arrangement under the Lease that complies with any withholding obligations that may be applicable to Markham SPE under Part XIII of the Income Tax Act, if any, and (b) negotiate the terms of an appropriate amendment to the Lease to evidence such arrangement.  In the event that Purchaser has not agreed to such an arrangement or amendment with AMEX Canada as of the Date of Closing, Purchaser acknowledges and agrees that unless and until such an arrangement is agreed upon, AMEX Canada may and shall withhold from any rent payments due and payable to Markham SPE from and after Closing any amounts required to be withheld from such rent pursuant to Part XIII of the Income Tax Act.  In the event that the condition set forth in Section 5(b)(5) hereof is not satisfied on or before the Closing Date, and if Sellers elect to waive such condition and proceed to Closing, then Markham SPE shall agree to indemnify Sellers for any losses suffered as a result of Markham SPE’s failure to comply with any such tax obligations arising under Part XIII of the Income Tax Act with respect to rents payable from and after Closing pursuant to the Markham Project Lease.  In such event, Purchaser shall cause Markham SPE to deliver at Closing an indemnification agreement reasonably acceptable to Sellers, which agreement shall also provide that any third party purchaser to whom the Markham Project is subsequently sold shall assume the indemnification obligations set forth therein for any claims or obligations arising thereunder from and after the date of such third party purchaser’s acquisition of the Markham Project.  Furthermore, in the event that AMEX Canada has not committed in writing prior to

Closing to look solely to Sellers (or their affiliates under the Indemnity Agreement and Indemnification Guaranty) for any tax obligations or claims arising with respect to rents due and payable prior to Closing under Part XIII of the Income Tax Act, Sellers hereby acknowledge that they (and their affiliates under the Indemnity Agreement and Indemnification Guaranty) shall remain liable for all such obligations and shall indemnify Markham SPE and Purchaser from and against any losses suffered in connection therewith from and after Closing, including, without limitation, any exercise by AMEX Canada of its rental setoff rights with respect to such tax obligations under its Lease.  In such event, Sellers agree that they shall deliver at Closing an indemnification agreement reasonably acceptable to Purchaser, and Sellers’ obligations thereunder shall be guaranteed by Guarantor.  Sellers agree that they shall cooperate in good faith with Purchaser and AMEX Canada and use commercially reasonable efforts in order to secure the releases of their or their affiliates’ obligations as described in
Section 5(b)(5) hereof.  Notwithstanding anything to the contrary herein, the parties acknowledge that Purchaser shall in no event be obligated to take an assignment of or assume the Indemnity Agreement or the Indemnification Guaranty.

[Remainder of Page Intentionally Left Blank]

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Purchase and Sale Agreement as of the date first above written.

SELLER:

Inland Western Minneapolis 3rd Avenue, L.L.C., a Delaware limited liability company

By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:	/s/ Ann M. Sharp
Print Name: Ann M. Sharp
Its: Assistant Secretary

SELLER:

Inland Western Phoenix 31st Avenue, L.L.C., a Delaware limited liability company

By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:	/s/ Ann M. Sharp
Print Name: Ann M. Sharp
Its: Assistant Secretary

SELLER:

Inland Western Plantation Express, L.L.C., a Delaware limited liability company

By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:	/s/ Ann M. Sharp
Print Name: Ann M. Sharp
Its: Assistant Secretary

SELLER:

Inland Western Markham Limited Partnership, a Canada limited partnership

By: Inland Western Markham Corp., a New Brunswick, Canada corporation, its general partner

By:	/s/ Ann M. Sharp
Print Name: Ann M. Sharp
Its: Assistant Secretary

PURCHASER:

Kan Am Grund Kapitalanlagegesellschaft mbH, a German limited liability company, for the benefit of Kan Am grundivest Fonds, a German open-end real estate fund sponsored by Kan Am Grund Kapitalanlagegesellschaft mbH

By:	/s/ Hans-Joachim Kleinert
Print Name: Hans-Joachim Kleinert
Its: Managing Director

By:	/s/ Carmen Reschke
Print Name: Carmen Reschke
Its: Managing Director

[Exhibits to Purchase and Sale Agreement Intentionally Omitted]